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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          As independent public accountants, we hereby consent to the incorporation of our report, dated July 14, 1999, on the financial statements of Ernest P. Breaux Electrical, Inc. included in this Form 8-K, into Integrated Electrical Services, Inc.'s previously filed Registration Statements on
Form S-8 (File Nos. 333-67113, 333-45447 and 333-45449), previously Filed
Registration Statement on Amendment No. 3 to Form S-4 (File No. 333-75139) and on previously filed Post Effective Amendment No. 5 to Form S-1 on
Form S-4 (File No. 333-50031).



/s/ MIXON, ROY, METZ AND MIXON
    New Iberia, Louisiana
    July 26, 1999